                                                                     EXHIBIT 5.1


                        STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100



                                October 12, 1999


Collectors Universe, Inc.
1936 Deere Street
Santa Ana, California 92705

         Re: Registration Statement on Form S-1; Registration No. 333-86449

Ladies and Gentlemen::

         We have examined the Registration Statement on Form S-1, Registration No. 333-86449, filed by you with the Securities and Exchange Commission (the "Commission") on September 2, 1999 (as amended by Amendment No. 1 thereto and as may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,600,000 shares of your common stock (the "Shares"). The Shares, which include up to 600,000 shares of common stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement, including the Prospectus constituting a part thereof and any amendment thereto.


                                       Very truly yours,


                                       /s/ STRADLING YOCCA CARLSON & RAUTH
                                       -----------------------------------------
                                       Stradling Yocca Carlson & Rauth